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                                                       Exhibit 99.4


            [LETTERHEAD OF RAUSCHER PIERCE REFSNES, INC.]


                 Consent of Financial Advisor



We consent to the inclusion of our Fairness Opinion dated October 3, 1997 issued to First Banks America, Inc. In this registration statement on Form S-4.




/s/Rauscher Pierce Refsnes, Inc.
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Rauscher Pierce Refsnes, Inc.
Houston, Texas
October 15, 1997